Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit First-Quarter Revenue Grows 27 Percent
          MOUNTAIN VIEW, Calif. — Nov. 15, 2007 - Intuit Inc. (Nasdaq: INTU) today announced strong results for the first quarter of fiscal year 2008, which ended Oct. 31.
          “We are pleased with the results of our first quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “QuickBooks 2008 is off to a great start and Payroll and Payments growth continues to be strong. With the launch of TurboTax for the 2007 tax year coming next week, we’re looking forward to another great year for Intuit.”
First-Quarter 2008 Financial Highlights
•	Revenue of $444.9 million increased 27 percent from the year-ago quarter. Growth was driven by strong performance in Small Business and the acquisition of Digital Insight in February 2007.

•	GAAP (Generally Accepted Accounting Principles) operating loss from continuing operations of $103.2 million, compared with an operating loss from continuing operations of $98.5 million in the year-ago quarter.

•	GAAP net loss of $20.8 million, compared with a net loss of $58.9 million in the year-ago quarter. This represents a net loss per share of $0.06, compared with a net loss per share of $0.17 in the year-ago quarter. Results this quarter include a $24 million pre-tax gain from the sale of outsourced payroll assets and a $27 million gain from the sale of discontinued operations.

•	Non-GAAP operating loss of $55.7 million, compared with a non-GAAP operating loss of $76 million in the year-ago quarter. Non-GAAP net loss per share was $0.10, compared with a non-GAAP net loss per share of $0.12 in the year-ago quarter.
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Intuit First Quarter 2008 Earnings

          Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses.
First-Quarter 2008 Business Segment Results
•	QuickBooks revenue was $146.9 million, up 9 percent over the year-ago quarter.

•	Payroll and Payments revenue was $131.3 million, up 5 percent over the year-ago quarter.

•	Consumer Tax revenue was $13.3 million, up 18 percent over the year-ago quarter.

•	Professional Tax revenue was $11.0 million, up 13 percent over the year-ago quarter.

•	Financial Institutions revenue was $72.2 million and includes the results of Digital Insight, which was acquired in February 2007.

•	Other Businesses revenue was $70.2 million, up 11 percent over the year-ago quarter.
Forward-looking Guidance
          Intuit reaffirmed its previously given revenue and earnings per share guidance for the second quarter of fiscal 2008, which will end on Jan. 31, and provided operating income guidance for the first time. The company expects:
•	Revenue of $833 million to $848 million, or growth of 11 percent to 13 percent.

•	GAAP operating income of $136 million to $146 million, or a year-over-year decline of 37 percent to 32 percent. On a non-GAAP basis, operating income is expected to be $185 million to $195 million, or a year-over-year decline of 22 percent to 18 percent.

•	GAAP diluted EPS of $0.28 to $0.30 compared with GAAP diluted EPS of $0.40 in the year-ago quarter. On a non-GAAP basis, diluted EPS is expected to be $0.34 to $0.36, compared with non-GAAP diluted EPS of $0.44 in the year-ago quarter.
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Intuit First Quarter 2008 Earnings

•	Excluding the impact of the acquisition of Digital Insight, the sale of outsourced payroll assets to ADP, discontinuing the Pro Series Express product and the deferral of approximately $23 million of revenue from the second quarter to third quarter, Intuit would have expected second-quarter revenue growth of 8 percent to 10 percent and second-quarter non-GAAP diluted EPS of $0.40 to $0.42.
          Intuit also reaffirmed its previously given revenue and earnings per share guidance for the third and fourth quarters, and for the full fiscal year 2008. Details are available on Intuit’s Web site at www.intuit.com/about_intuit/investors/earnings/2007.
Webcast and Conference Call Information
          A live audio webcast of Intuit’s first-quarter 2008 conference call is available at         .http://www.intuit.com/about_intuit/investors/webcast.jhtml. The call begins today at 1:30 p.m. Pacific time. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://intuit.com/about_intuit/investors/earnings/2007/.
          The conference call number is 866-244-4629 in the United States or 703-639-1176 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1158848.

Intuit, the Intuit logo, TurboTax and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release issued by Intuit on November 15, 2007 can be found on the investor relations page of Intuit’s Web site.

Intuit First Quarter 2008 Earnings

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2008 and beyond; and all of the statements under the heading “Forward-Looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2007 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of November 15, 2007, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2007	2006
Net revenue:
Product	$218,620	$210,116
Service and other	226,318	140,377

Total net revenue	444,938	350,493

Costs and expenses:
Cost of revenue:
Cost of product revenue	33,747	35,391
Cost of service and other revenue	97,454	62,816
Amortization of purchased intangible assets	12,814	2,029
Selling and marketing	169,659	153,518
Research and development	149,336	117,366
General and administrative	77,115	76,014
Acquisition-related charges	8,012	1,878

Total costs and expenses [A]	548,137	449,012

Operating loss from continuing operations	(103,199)	(98,519)
Interest expense	(14,049)	—
Interest and other income	17,191	10,288
Gains on marketable equity securities and other investments, net	713	1,221
Gain on sale of outsourced payroll assets [B]	23,951	—

Loss from continuing operations before income taxes	(75,393)	(87,010)
Income tax benefit [C]	(28,328)	(30,025)
Minority interest expense, net of tax	506	215

Net loss from continuing operations	(47,571)	(57,200)
Net income (loss) from discontinued operations [D]	26,767	(1,730)

Net loss	$(20,804)	$(58,930)

Basic and diluted net loss per share from continuing operations	$(0.14)	$(0.17)
Basic and diluted net income (loss) per share from discontinued operations	0.08	—

Basic and diluted net loss per share	$(0.06)	$(0.17)

Shares used in basic and diluted per share calculations	337,584	346,214

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded for continuing operations for the periods shown. The share-based compensation expense that we recorded for discontinued operations for these periods was nominal.

	Three Months Ended
	October 31,	October 31,
	2007	2006

Cost of product revenue	$276	$218
Cost of service and other revenue	1,458	527
Selling and marketing	7,698	5,694
Research and development	7,881	5,210
General and administrative	9,342	6,970

Total share-based compensation	$26,655	$18,619

[B]	In March 2007 we sold certain assets related to our Complete Payroll and Premier Payroll Service businesses to Automatic Data Processing, Inc. (ADP) for a price of up to approximately $135 million in cash. The final purchase price is contingent upon the number of customers that transition to ADP. Due to actual customer attrition during the fourth quarter of fiscal 2007 and the first quarter of fiscal 2008, we currently estimate the maximum sales price to be approximately $117 million. The assets were part of our Payroll and Payments segment.

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we have not accounted for this transaction as a discontinued operation because the operations and cash flows of the assets could not be clearly distinguished, operationally or for financial reporting purposes, from the rest of our outsourced payroll business. We will recognize the net gain on the sale of the assets as customers are transitioned pursuant to the agreement over a period not to exceed one year from the date of the sale. In the three months ended October 31, 2007 we recorded a pre-tax net gain of $24.0 million in our statement of operations for customers who transitioned to ADP during that period. The total pre-tax net gain recognized from the inception of this transaction through October 31, 2007 was $55.6 million.

[C]	Our effective tax rate for the three months ended October 31, 2007 was approximately 38%. Excluding a one-time benefit primarily related to executive stock compensation, our effective tax rate for that period was 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from tax exempt interest income, federal and state research and experimental credits, and the domestic production activities deduction. Our effective tax rate for the three months ended October 31, 2006 was approximately 35% and did not differ from the federal statutory rate of 35% because state income taxes were offset by the benefit we received from tax exempt interest income, federal and state research and experimental credits, and the domestic production activities deduction.

[D]	In August 2007 we sold our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash. IDMS was part of our Other Businesses segment.

In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and in our statements of operations for all periods prior to the sale. Assets held for sale at July 31, 2007 consisted primarily of goodwill and purchased intangible assets. Because IDMS operating cash flows were not material for any period presented, we have not segregated them from continuing operations on our statements of cash flows. We have segregated the cash impact of the gain on disposal of IDMS on our statement of cash flows for the three months ended October 31, 2007.

Revenue and net loss from IDMS discontinued operations were $1.9 million and $0.7 million for the three months ended October 31, 2007. Revenue and net loss from IDMS discontinued operations were $11.6 million and $1.7 million for the three months ended October 31, 2006. We recorded a $27.5 million net gain on disposal of IDMS in the three months ended October 31, 2007.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 15, 2007 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses and assets, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 37% for the first quarter of fiscal 2007; 36% for the first quarter of fiscal 2008; and 36% for fiscal 2008 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2007	2006
GAAP operating loss from continuing operations	$(103,199)	$(98,519)
Amortization of purchased intangible assets	12,814	2,029
Acquisition-related charges	8,012	1,878
Share-based compensation expense	26,655	18,619

Non-GAAP operating loss	$(55,718)	$(75,993)

GAAP net loss	$(20,804)	$(58,930)
Amortization of purchased intangible assets	12,814	2,029
Acquisition-related charges	8,012	1,878
Share-based compensation expense	26,655	18,619
Net gains on marketable equity securities and other investments	(713)	(1,221)
Pre-tax gain on sale of outsourced payroll assets	(23,951)	—
Income tax effect of non-GAAP adjustments	(7,934)	(7,883)
Exclusion of discrete tax items	(1,467)	2,169
Discontinued operations	(26,767)	1,730

Non-GAAP net loss	$(34,155)	$(41,609)

GAAP diluted net loss per share	$(0.06)	$(0.17)
Amortization of purchased intangible assets	0.03	0.01
Acquisition-related charges	0.02	0.01
Share-based compensation expense	0.08	0.05
Net gains on marketable equity securities and other investments	—	—
Pre-tax gain on sale of outsourced payroll assets	(0.07)	—
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)
Exclusion of discrete tax items	—	—
Discontinued operations	(0.08)	—

Non-GAAP diluted net loss per share	$(0.10)	$(0.12)

Shares used in diluted per share calculations	337,584	346,214

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	July 31,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$146,068	$255,201
Investments	857,383	1,048,470
Accounts receivable, net	144,418	131,691
Income taxes receivable	67,276	54,178
Deferred income taxes	88,663	84,682
Prepaid expenses and other current assets	72,814	54,854
Current assets of discontinued operations	—	8,515

Current assets before funds held for payroll customers	1,376,622	1,637,591
Funds held for payroll customers	275,246	314,341

Total current assets	1,651,868	1,951,932

Property and equipment, net	346,369	298,396
Goodwill	1,519,190	1,517,036
Purchased intangible assets, net	271,059	292,884
Long-term deferred income taxes	88,249	72,066
Loans to officers	8,865	8,865
Other assets	66,097	58,636
Long-term assets of discontinued operations	—	52,211

Total assets	$3,951,697	$4,252,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$159,940	$119,799
Accrued compensation and related liabilities	104,789	192,286
Deferred revenue	299,780	313,753
Income taxes payable	8,265	33,278
Other current liabilities	149,626	171,650
Current liabilities of discontinued operations	—	15,002

Current liabilities before payroll customer fund deposits	722,400	845,768
Payroll customer fund deposits	275,246	314,341

Total current liabilities	997,646	1,160,109

Long-term debt	997,863	997,819
Other long-term obligations	95,424	57,756

Total liabilities	2,090,933	2,215,684

Minority interest	1,954	1,329
Stockholders’ equity	1,858,810	2,035,013
Total liabilities and stockholders’ equity	$3,951,697	$4,252,026

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(20,804)	$(58,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,222	22,275
Acquisition-related charges	8,012	2,842
Amortization of purchased intangible assets	12,814	2,308
Amortization of purchased intangible assets to cost of service and other revenue	1,822	2,571
Share-based compensation	26,701	18,859
Amortization of premiums and discounts on available-for-sale debt securities	857	890
Net gains on marketable equity securities and other investments	(713)	(1,221)
Pre-tax gain on sale of outsourced payroll assets	(23,951)	—
Pre-tax gain on sale of IDMS	(45,667)	—
Deferred income taxes	7,247	(2,847)
Tax benefit from share-based compensation plans	11,800	16,796
Excess tax benefit from share-based compensation plans	(8,255)	(8,753)
Other	(516)	349

Subtotal	(4,431)	(4,861)

Changes in operating assets and liabilities:
Accounts receivable	(10,471)	2,604
Prepaid expenses, taxes and other current assets	(34,686)	(58,258)
Accounts payable	35,998	26,351
Accrued compensation and related liabilities	(92,676)	(81,162)
Deferred revenue	(15,697)	(16,779)
Income taxes payable	(26,193)	(15,713)
Other liabilities	(13,207)	11,112

Total changes in operating assets and liabilities	(156,932)	(131,845)

Net cash used in operating activities	(161,363)	(136,706)

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(289,490)	(400,875)
Liquidation of available-for-sale debt securities	349,506	490,197
Maturity of available-for-sale debt securities	131,000	34,830
Proceeds from the sale of marketable equity securities	—	858
Net change in funds held for payroll customers’ money market funds and other cash equivalents	39,095	(78,913)
Purchases of property and equipment	(65,275)	(29,223)
Change in other assets	(6,840)	(4,678)
Net change in payroll customer fund deposits	(39,095)	78,913
Acquisitions of businesses and intangible assets, net of cash acquired	(2,475)	(60,002)
Deposit from acquirer of outsourced payroll assets	20,022	—
Cash received from acquirer of IDMS	97,147	—

Net cash provided by investing activities	233,595	31,107

Cash flows from financing activities:
Net proceeds from issuance of common stock under stock plans	51,199	82,898
Purchase of treasury stock	(249,998)	—
Excess tax benefit from share-based compensation plans	8,255	8,753
Issuance of restricted stock units pursuant to Management Stock Purchase Plan	2,284	—
Debt issuance costs and other	1,106	(441)

Net cash provided by (used in) financing activities	(187,154)	91,210

Effect of exchange rates on cash and cash equivalents	5,789	862

Net decrease in cash and cash equivalents	(109,133)	(13,527)
Cash and cash equivalents at beginning of period	255,201	179,601

Cash and cash equivalents at end of period	$146,068	$166,074

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending January 31, 2008
Revenue	$833,000	$848,000	$—		$833,000	$848,000
Operating income	$136,000	$146,000	$49,000	[a]	$185,000	$195,000
Operating margin	16%	17%	6%[a]		22%	23%
Diluted earnings per share	$0.28	$0.30	$0.06	[b]	$0.34	$0.36
Shares	344,000	346,000	—		344,000	346,000

Three Months Ending April 30, 2008
Revenue	$1,268,000	$1,293,000	$—		$1,268,000	$1,293,000
Diluted earnings per share	$1.25	$1.28	$0.08	[c]	$1.33	$1.36

Three Months Ending July 31, 2008
Revenue	$466,000	$471,000	$—		$466,000	$471,000
Diluted loss per share	$(0.13)	$(0.11)	$0.09	[d]	$(0.04)	$(0.02)

Twelve Months Ending July 31, 2008
Revenue	$3,000,000	$3,050,000	$—		$3,000,000	$3,050,000
Operating income	$660,000	$675,000	$195,000	[e]	$855,000	$870,000
Operating margin	21%	22%	7%[e]		28%	29%
Diluted earnings per share	$1.41	$1.43	$0.18	[f]	$1.59	$1.61
Shares	345,000	348,000	—		345,000	348,000

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $28 million; amortization of purchased intangible assets of approximately $13 million; and acquisition-related charges of approximately $8 million.

[b]	Reflects the estimated adjustments in item [a]; an adjustment for an expected pre-tax gain on the sale of certain outsourced payroll assets of approximately $22 million; and income taxes related to these adjustments.

[c]	Reflects adjustments for share-based compensation expense of approximately $27 million; amortization of purchased intangible assets of approximately $13 million; acquisition-related charges of approximately $8 million; an adjustment for an expected pre-tax gain on the sale of certain outsourced payroll assets of approximately $13 million; and income taxes related to these adjustments.

[d]	Reflects adjustments for share-based compensation expense of approximately $28 million; amortization of purchased intangible assets of approximately $13 million; acquisition-related charges of approximately $8 million; and income taxes related to these adjustments.

[e]	Reflects estimated adjustments for share-based compensation expense of approximately $111 million; amortization of purchased intangible assets of approximately $52 million; and acquisition-related charges of approximately $32 million.

[f]	Reflects the estimated adjustments in item [e]; an adjustment for an expected pre-tax gain on the sale of certain outsourced payroll assets of approximately $60 million; income taxes related to these adjustments; and an adjustment for a net gain from discontinued operations of approximately $27 million.